UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Tier i offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Syntrol Corp.

(Exact name of registrant as specified in its charter)

Date: January 18, 2018

Florida	1521	27-2942340
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

 2120 March Rd

Roseville, CA 95747

Phone: 912-226-2802

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Registered Agents Inc.

3030 N Rocky Point Dr. Ste. 150

Tampa, FL 33607

Phone: (850) 807-4500

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

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PRELIMINARY OFFERING CIRCULAR DATED January 18, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Syntrol Corp.

Up to 20,000,000 SHARES OF COMMON STOCK

NO PAR VALUE PER SHARE

In this public offering we, “Syntrol Corp.” are offering 15,401,820 shares of our common stock and our selling shareholders are offering 4,598,180 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The primary offering will be conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to offer and sell the shares. Our officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

We reserve the right to retain a registered broker dealer (the “Placement Agent”) in the sale of our shares. The Placement Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a commission rate of up to 10% of the gross proceeds of the offering. Our officers and/or Placement Agent will not sell any of the shares in the secondary offering. Resale shares in the secondary offering may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time by the selling shareholders. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale by the Company will be sold at a set offering price within the range of $0.50 to $1.50 per share for the duration of the offering. In no event will the total offering, including the primary and secondary offering, exceed $20,000,000. Assuming all of the 15,401,820 shares being offered by the Company are sold at $1.00 per share, the Company will receive $15,401,820 in gross proceeds. Assuming 11,551,365 shares (75%) being offered by the Company are sold, the Company will receive $11,551,365 in gross proceeds. Assuming 7,700,910 shares (50%) being offered by the Company are sold, the Company will receive $7,700,910 in gross proceeds. Assuming 3,850,455 shares (25%) being offered by the Company are sold, the Company will receive $3,850,455 in gross proceeds. There is no escrow of funds or minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

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SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	$1.00(1)	10% ($0.10)	$$0.90
Minimum Purchase	None	Not applicable	Not Applicable
Total (15,401,820 shares)	$15,401,820	10% ($1,540,182)	$$13,861,638

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$1.00(1)	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (4,598,180 shares)	$4,598,180	Not applicable	$4,598,180

(1)	The Company is relying on Rule 253(b) with respect to the determination of the purchase price in this preliminary offering. An Issuer may raise an aggregate of up to $20 million in a 12-month period pursuant to Tier I of Regulation A of the Securities Act of 1933, as amended. The above table is reflected at $1.00 per share, which is an arbitrary price per share within the range of $0.50 and $1.50 per share. The offering price will be fixed at a price within the aforementioned range after qualification.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $35,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering circular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the Company.

Our Common Stock trades in the OTCMarket Pink Open Market under the symbol SNLP. There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE offering circular.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

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Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 12.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

The date of this offering circular is January 18, 2018

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The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

EXHIBITS TO OFFERING STATEMENT	42
SIGNATURES	43

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

offering circular SUMMARY

In this offering circular, ‘‘Syntrol,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Syntrol Corp., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 12, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company

We are in the business of delivering Energy Efficiency Products and Services to a cross section of Residential Homeowners, as a licensed Contracting Firm. Within the Residential Homeowner market vertical, the company offers an array of Energy Savings and Efficiency Solutions including: Solar Energy Generation, Heat, Ventilation, Air Conditioning (HVAC), Home Insulation, Windows and Roofs.

We have devised a unique business model. Since inception, the core objective has always been to provide Homeowners with a single source provider solution. Over the past five years, as greater demand for energy savings emerged, SYNTROL set itself on a course to provide each Homeowner with: Quality Product – Energy Efficiency Performance, Unsurpassed Installation and Service in the Field and Measurable Value – Products balanced with Price.

We are located at 2120 March Rd, Roseville, CA 95747 and our phone number is (916) 367-4832.

Risks Affecting Us

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

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•	we are an early-stage company with a limited operating history which makes it difficult to evaluate our current business and future prospects and may increase the risk of your investment;

•	our inability to attract customers and increase sales to new and existing customers;

•	failure of manufacturers and services providers to deliver products or provide services in a cost effective and timely manner;

•	our failure to develop, find or market new products and servics;

•	our failure to promote and maintain a strong identify in the industry;

•	failure to achieve or sustain profitability;

•	risks associated with the construction industry;

•	our failure to successfully or cost-effectively manage our marketing efforts and channels;

•	significant competition;

•	changing consumer preferences;

•	adequate protection of confidential information;

•	potential litigation from competitors and construction related claims from customers;

•	a limited market for our common stock;

•	the fact that we are a holding company with no operations and will rely on our operating subsidiary Syntrol Plumbing, Heating and Air, Inc., a privately held corporation incorporated under the laws of California to provide us with funds.

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 Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

 We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

The Offering

Securities being offered by the Company

15,401,820 shares of common stock, at a fixed price per share within the range of $0.50 and $1.50 per share, set after qualification, offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through us or a Placement Agent. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Underwriter	We reserve the right to retain a broker dealer in this offering with a commission up to 10% of the gross proceeds of the offering.

Securities being offered by the Selling Stockholders

4,598,180 shares of common stock, at a fixed price per share within the range of $0.50 and $1.50 per share, set after qualification, offered by selling stockholders in a resale offering. This fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share within the range of $0.50 and $1.50 for the duration of this Offering.

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Number of shares of common stock outstanding before the offering of common stock	40,000,001 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	55,401,821 common shares will be issued and outstanding if we sell all of the shares we are offering herein at the price of $1.00 per share. The $1.00 per share price is an arbitrary price per share within the range of $0.50 and $1.50 per share. The offering price will be fixed at a price within the aforementioned range after qualification.

The minimum number of shares to be sold in this offering	None.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, to develop new products and for other corporate purposes.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 20,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $35,000.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from the financial statements of our wholly-owned operating subsidiary, Syntrol Plumbing, Heating and Air, Inc., for the periods indicated. A complete set of our financial statements are contained elsewhere in this Offering Statement.

Statement of Operations Data:	For the Nine Months Ended September 30, 2017	For the Year Ended December 31, 2016
Revenues	$21,243,798	$29,921,405
Operating Expenses:	4,426,836	$8,815,319
Net income (loss)	$(1,215,200)	$(4,047,010)

Balance Sheet Data:	As of September 30, 2017	As of December 31, 2016
Cash and cash equivalents	$384,159	$103,065
Working capital (deficit)	$(1,427,550)	$(3,561,124)
Total assets	$6,048,385	$5,355,580
Total liabilities	$10,157,279	$8,249,275
Total stockholders’ equity (deficit)	$(4,108,894)	$(2,893,695)

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of Operations for the Nine Months Ended September 30, 2017 and the Years Ended December 31, 2016 and 2015

Revenues

Our total revenue reported for the nine months ended September 30, 2017 was approximately $21,243,798. Our total revenue reported for the year ended December 31, 2016 was approximately $29,921,405, a slight decrease of .04% for the year ended December 31, 2015. This small decrease in revenue resulted an accounting change of recognizing un-earned revenue which was a one-time non-cash transaction, We expect a positive revenue increases in 2017 and 2018.

Cost of Sales

Our cost of sales was $17,619,506 for the nine months ended September 30, 2017. Our cost of revenues was $26,420,709 for the year ended December 31, 2016, over $2,112,010 for the year ended December 31, 2015 because of the revenue changes.

Operating Expenses

Operating expenses was $4,426,836 for the nine months ended September 30, 2017. Our operating expenses increased to $8,815,319 for the year ended December 31, 2016 from approximately $5,428,654 for the year ended December 31, 2015, an increase of approximately 31%. The detail by major category is reflected in the table below.

The main reasons for the increase in operating expenses in 2016 was a result of the high cost of management salaries and personal which have been subsequently right sized in 2017.

Net Loss

We incurred a net loss of $1,215,200 for the nine months ended September 30, 2017. We finished the year ended December 31, 2016 with a loss of approximately $4,047,010, as compared to a profit s of approximately $495,529 during the year ended December 31, 2015. The reasons for specific components are discussed above.

Liquidity and Capital Resources

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As of September 30, 2017, we had total current assets of approximately $3,445,711, compared with current liabilities of approximately $4,873,261, resulting in negative working capital of approximately a $1,427,550. This is significant improvement over the working capital balance of approximately $3,561,124 at December 31, 2016. The increase is largely due to new long-term credit facilities that include a longer-term line of credit and new term loan credit accommodation.

Off Balance Sheet Arrangements

As of September 30, 2017, there were no off-balance sheet arrangements.

Critical Accounting Policies

A “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our accounting policies are discussed in detail in the footnotes to our financial statements included in this Offering Statement, however, we consider our critical accounting policies to be those related to revenue recognition, calculation of revenue share expense, stock-based compensation, capitalization and related amortization of intangible assets, and impairment of assets.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operation, financial position or cash flow.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Related to Our Company and Our Industry

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have a limited operating history upon which to evaluate the merits of investing in our company. Because we are in the early stages of operating our business, we are subject to many of the same risks inherent in the operation of a business with a limited operating history, including the potential inability to continue as a going concern.

Because of our early stage of operations, we may not be able to sustain revenues or achieve profits.

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There can be no assurance that we will generate sufficient and sustainable revenues to enable us to operate at profitable levels or to generate positive cash flow. As a result of our limited operating history and the nature of the markets in which we compete, we may not be able to accurately predict our revenues. Any failure by us to accurately make such predictions could have a material adverse effect on our business, results of operations and financial condition. Further, our current and future expense levels are based largely on our investment plans and estimates of future revenues. We expect operating results to fluctuate significantly in the future as a result of a variety of factors, many of which are outside of our control. Factors that may adversely affect our operating results include, among others, demand for our products and services, the budgeting cycles of potential customers, lack of enforcement of or changes in governmental regulations or laws, the amount and timing of capital expenditures and other costs relating to the expansion of our operations, the introduction of new or enhanced products and services by us or our competitors, the timing and number of new hires, changes in our pricing policy or those of our competitors, the mix of products, increases in the cost of raw materials, technical difficulties with the products, incurrence of costs relating to future acquisitions, general economic conditions, and market acceptance of our products. As a strategic response to changes in the competitive environment, we may, from time to time, make certain pricing, service or marketing decisions or business combinations that could have a material adverse effect on our business, results of operations and financial condition. Any seasonality is likely to cause quarterly fluctuations in our operating results, and there can be no assurance that such patterns will not have a material adverse effect on our business, results of operations and financial condition. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

We may need to raise additional funds in the future that may not be available on acceptable terms or at all.

We may consider issuing additional debt or equity securities in the future to fund our business plan, for potential acquisitions or investments, or for general corporate purposes. If we issue equity or convertible debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur additional debt, it may increase our leverage relative to our earnings or to our equity capitalization, requiring us to pay additional interest expenses. We may not be able to obtain financing on favorable terms, or at all, in which case, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities or respond to competitive pressures.

Our margins fluctuate which leads to further uncertainty in our profitability model.

While we have the potential to negotiate prices that benefit our clients and affect our profitability as we seek to gain market-share and increase our book of business, margins in the energy and construction business are fluid, and our margins vary based upon the supplier and the customer. This will lead to continued uncertainty in margins from quarter to quarter.

If demand for energy efficiency solutions does not develop as expected, our projected revenues and profits will be affected.

Our future profits are influenced by many factors, including economics, and will be predicated on a stable and/or growing market and consumption of energy efficiency solutions, products and services. We believe, and our growth expectations assume, that the market for energy efficiency will continue to grow, that we will increase our penetration of this market and that our anticipated revenue from selling into this market will continue to increase. If our expectations as to the size of this market and our ability to sell our products and services in this market are not correct, our revenue may not materialize and our business will be harmed.

Projects generally require significant capital, for which financing may not be available.

Our projects are occasionally financed by our customers. The costs of these projects to our customers are costly. If our customers are unable to budget for or raise funds on acceptable terms when needed for any particular project, we may be unable to secure customer contracts, the size of contracts we do obtain may be smaller, or we could be required to delay the development and construction of projects, reduce the scope of those projects or otherwise restrict our operations. Any inability by our customers to raise the funds necessary to finance our projects could materially harm our business, financial condition and operating results.

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Operating results may fluctuate and may fall below expectations in any fiscal quarter.

Our operating results are difficult to predict and are expected to fluctuate from quarter to quarter due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and investors should not rely on our past results or future predictions prepared by the Company as an indication of our future performance. If our revenue or operating results fall in any period, the value of our common stock would likely decline.

Factors that may cause our operating results to fluctuate include:

▪	our customers’ ability to finance projects;
▪	our ability to acquire products to resell to our customers;
▪	the timing of work we do on projects where we recognize revenue on a percentage of completion basis;
▪	seasonality in demand for our products and services;
▪	poor weather inhibiting sales;
▪	a customer’s decision to delay our work on, or other risks involved with, a particular project;
▪	availability and costs of labor and equipment;
▪	the addition of new customers or the loss of existing customers;
▪	the size and scale of new customer projects;
▪	the availability of bonding for our projects;
▪	our ability to control costs, including operating expenses;
▪	changes in the mix of our products and services;
▪	the length of our sales cycle;
▪	the productivity and growth of our sales force;
▪	changes in pricing by us or our competitors, or the need to provide discounts to win business;
▪	costs related to the acquisition and integration of companies or assets;
▪	general economic trends, including changes in energy efficiency spending or geopolitical events such as war or incidents of terrorism; and
▪	future accounting pronouncements and changes in accounting policies.

Our business is at risk if we lose key personnel or we are unable to attract and integrate additional skills personnel.

The success of our business depends, in large part, on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly-experienced management team and specialized workforce, including engineers, experts in project management and business development, and sales professionals. Competition for personnel, particularly those with expertise in the energy services and software industries, is high, and identifying candidates with the appropriate qualifications can be difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.

In the event, we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing projects in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new projects. Further, any increase in demand for personnel and specialty subcontractors may result in higher costs, causing us to exceed the budget on a project, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

Our future success is particularly dependent on the vision, skills, experience and effort of our senior management team, including our president and chief executive officer. If we were to lose the services of our president and chief executive officer or any of our key employees, our ability to effectively manage our operations and implement our strategy could be harmed and our business may suffer.

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We operate in a highly competitive industry and competitors may compete more effectively.

The industries in which we operate are highly competitive, with many companies of varying size and business models, many of which have their own proprietary technologies, competing for the same business as we do. Many of our competitors have longer operating histories and greater resources than us, and could focus their substantial financial resources to develop a competing business model, develop products or services that are more attractive to potential customers than what we offer or convince our potential customers that they require financing arrangements that would be impractical for smaller companies to offer. Our competitors may also offer similar products and services at prices below cost and/or devote significant sales forces to competing with us or attempt to recruit our key personnel by increasing compensation, any of which could improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers; cause us to lower our prices in order to compete, and reduce our market share and revenue, any of which could have a material adverse effect on our financial condition and operating results. We can provide no assurance that we will continue to effectively compete against our current competitors or additional companies that may enter our markets. We also expect to encounter competition in the form of potential customers electing to develop solutions or perform services internally rather than engaging an outside provider such as us.

We may be unable to manage our growth effectively.

We expect our business and operations to expand rapidly and we anticipate that further expansion of our organization and operations will be required to achieve our expectations for future growth. In order to manage our expanding operations, we will also need to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

 We plan to expand our business, in part, through future acquisitions.

We plan to continue to seek-out companies or assets to expand our project skill-sets and capabilities, expand our geographic markets, add experienced management and increase our product and service offerings. However, we may be unable to implement this growth strategy if we cannot identify suitable acquisition candidates, reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms. In addition, the time and effort involved in attempting to identify acquisition candidates and consummate acquisitions may divert members of our management from the operations of our company.

Any future acquisitions could disrupt business.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including:

▪	the purchase price we pay could significantly deplete our cash reserves or result in dilution to our existing stockholders;
▪	we may find that the acquired company or assets do not improve our customer offerings or market position as planned;
▪	we may have difficulty integrating the operations and personnel of the acquired company;
▪	key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;
▪	we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

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▪	we may assume or be held liable for risks and liabilities as a result of our acquisitions, some of which we may not discover during our due diligence or adequately adjust for in our acquisition arrangements;
▪	we may incur one-time write-offs or restructuring charges in connection with the acquisition;
▪	we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and
▪	we may not be able to realize the cost savings or other financial benefits we anticipated.

These factors could have a material adverse effect on our business, financial condition and operating results.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, and the anticipated benefits of those acquisitions may never be realized.

As a part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies, although no acquisitions or investments are currently pending. Any future acquisitions would be accompanied by risks such as:

▪	difficulties in assimilating the operations and personnel of acquired companies;
▪	diversion of our management’s attention from ongoing business concerns;
▪	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;
▪	additional expense associated with amortization of acquired assets;
▪	charges at the time of acquisitions related to the expensing of in process research and development;
▪	the exposure to additional debt to fund an acquisition;
▪	dilution to existing shareholders should the Company raise additional equity;
▪	maintenance of uniform standards, controls, procedures and policies; and
▪	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management personnel.

We cannot guarantee that we will be able to successfully integrate any business, products, technologies or personnel that we might acquire in the future, and our failure to do so could have a material adverse effect on our business, financial condition and operational results.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

Our business, profitability and growth prospects could suffer if we pay damages or defense costs in connection with a liability claim that is outside the scope of any applicable insurance coverage. We intend to maintain, but do not yet have, general and product liability insurance. There is no assurance that we will be able to obtain insurance in amounts, or for a price, that will permit us to purchase desired amounts of insurance. Additionally, if our costs of insurance and claims increase, then our earnings could decline. Further, market rates for insurance premiums and deductibles have been steadily increasing, which may prevent us from being adequately insured. A product liability or negligence action in excess of insurance coverage could harm our profitability and liquidity.

Insurance and contractual protections may not always cover lost revenue.

We possess insurance, warranties from suppliers, and our subcontractors make contractual obligations to meet certain performance levels, and we also attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

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We currently carry customary insurance for business liability. For our work as a general contractor, we carry workers comp insurance for our employees and we have performance bonding insurance. Certain losses of a catastrophic nature such as from floods, tornadoes, thunderstorms and earthquakes are uninsurable or not economically insurable. Such “Acts of God,” work stoppages, regulatory actions or other causes, could interrupt operations and adversely affect our business.

We rely on outside consultants, employees, manufacturers and suppliers.

We will rely on the experience of outside consultants, employees, manufacturers and suppliers. In the event that one or more of these consultants or employees terminates employment with the Company, or becomes unavailable, suitable replacements will need to be retained and there is no assurance that such employees or consultants could be identified under conditions favorable to us.

We rely on strategic relationships to promote our products.

We rely on strategic partnerships with outside companies and individuals to promote and supply certain of our products and services, thus making the future success of our business particularly contingent on the efforts of other parties. An important part of our strategy is to promote acceptance of our products through technology and product alliances with certain distributors who we feel could assist us with our promotion strategies. Our dependence on outside distributors, however, raises potential risks with respect to the future success of our business. Our success is dependent on the successful completion and commercial deployment of our products and services and on the future commitment of our distributors to our products and technology.

We rely on our suppliers.

We will rely on key vendors and suppliers to provide high quality products and services on a consistent basis. Our future success is contingent on the efforts and performance of these suppliers. Although in the past we have obtained adequate quantities of raw materials and finished product on acceptable terms to meet our requirements, we may have difficulty in locating or using alternative resources should supply problems arise with the current suppliers. An interruption or reduction in the source of supply of any of the component materials, or an unanticipated increase in vendor prices, could materially affect our operating results and damage customer relationships as well as our business.

If we fail to protect our intellectual property, our planned business could be adversely affected.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we regard proprietary. Unauthorized use of our proprietary technology could harm our business. Litigation to protect our intellectual property rights can be costly and time-consuming to prosecute, and there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action.

There has been substantial litigation regarding patent and other intellectual property rights in the fields in which we operate. From time to time, we may be forced to defend ourselves against other claims and legal actions alleging infringement of the intellectual property rights of others. Adverse determinations in any such litigation could subject us to significant liabilities, which could have a material adverse effect on us. Third parties could also obtain patents that may require us to obtain certain licenses. If we are unable to redesign products or are unable to obtain a license, our business and financial condition would be adversely affected.

Although we perform investigations of the intellectual property of third parties, we cannot be certain that we have not infringed the intellectual property rights of such third parties. Any such infringement or misappropriation claim could result in significant costs, substantial damages, and our inability to operate our business. We also could be forced to obtain licenses from third parties or to develop a non-infringing alternative, which could be costly and time-consuming. A court could also order us to pay compensatory damages for such infringement, plus prejudgment interest, and could, in addition, treble the compensatory damages and award attorney fees. These damages could be substantial and could harm our reputation, business, financial condition, and operating results.

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Because intellectual property litigation can be costly and time consuming, our intellectual property litigation expenses could be significant, even if we are successful in defending our intellectual property rights. Even invalid claims alone could materially adversely affect our financial condition.

We may be subject to lawsuits related to products we purchase from our suppliers or the services performed by our providers.

In the future, we may be a party to, or may be otherwise responsible for, pending or threatened lawsuits or other claims related to products we purchase from our approved manufacturers and suppliers. We intend to require our approved providers to have product liability insurance, but there can be no assurance that such product liability insurance will be sufficient to protect us against potential liability. Additionally, there is no certainty that we will not be named in an action for product liability. Such cases and claims may raise difficult and complex factual and legal issues and may be subject to many uncertainties and complexities, including, but not limited to, the facts and circumstances of each particular case or claim, the jurisdiction in which each suit is brought, and differences in applicable law. Upon resolution of any pending legal matters or other claims, we may incur charges in excess of established reserves. Product liability lawsuits and claims, safety alerts or product recalls in the future, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers and joint venture partners. Our business, profitability and growth prospects could suffer if we face such negative publicity.

Product development is an inherently uncertain process, and we may encounter unanticipated development challenges and may not be able to meet our product development and commercialization milestones.

Product development and testing may be subject to unanticipated and significant delays, expenses and technical or other problems. We cannot guarantee that we will successfully achieve our milestones within our planned timeframe or ever. We develop prototypes of planned products prior to the full commercialization of these products. We cannot predict whether prototypes of future products will achieve results consistent with our expectations. A prototype could cost significantly more than expected or the prototype design and construction process could uncover problems that are not consistent with our expectations. Prototypes of emerging products are a material part of our business plan, and if they are not proven to be successful, our business and prospects could be harmed.

More generally, the commercialization of our products may also be adversely affected by many factors not within our control, including:

▪	the willingness of market participants to try a new product and the perceptions of these market participants of the safety, reliability, functionality and cost effectiveness of our products;

▪	the emergence of newer, possibly more effective technologies;

▪	the future cost and availability of the raw materials and components needed to manufacture and use our products; and

▪	the adoption of new regulatory or industry standards that may adversely affect the use or cost of our products.

Accordingly, we cannot predict that our products will be accepted on a scale sufficient to support development of mass markets for them.

If we are the subject of future product defect or liability suits, our business will likely fail.

In the course of our planned operations, we may become subject to legal actions based on a claim that our products are defective in workmanship or have caused personal or other injuries. We currently maintain limited liability insurance and such coverage may not be adequate to cover all potential claims. Moreover, even if we are able to maintain sufficient insurance coverage in the future, any successful claim could significantly harm our business, financial condition and results of operations.

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We may be exposed to lawsuits and other claims if our products malfunction, which could increase our expenses, harm our reputation and prevent us from growing our business.

Any liability for damages resulting from malfunctions of our products could be substantial, increase our expenses and prevent us from growing or continuing our business. Potential customers may rely on our products for critical needs and a malfunction of our products could result in warranty claims or other product liability. In addition, a well-publicized actual or perceived problem could adversely affect the market’s perception of our products. This could result in a decline in demand for our products, which would reduce revenue and harm our business. Further, since our products are used in systems that are made by other manufacturers, we may be subject to product liability claims even if our products do not malfunction.

Our business is substantially dependent on utility rate structures and government incentive programs that encourage the use of alternative energy sources. The reduction or elimination of government subsidies and economic incentives for energy-related technologies would harm our business.

We believe that near-term growth of energy-related technologies, including power conversion technology, relies partly on the availability and size of government and economic incentives and grants (including, but not limited to, the U.S. Investment Tax Credit and various state and local incentive programs). These incentive programs could be challenged by utility companies, or for other reasons found to be unconstitutional, and/or could be reduced or discontinued for other reasons. The reduction, elimination, or expiration of government subsidies and economic incentives could harm our business.

A combination of utility rate structures and government subsidies that encourage the use of alternative energy sources is a primary driver of demand for our products. For example, public utilities are often allowed to collect demand charges on commercial and industrial customers in addition to traditional usage charges. In addition, the federal government and many states encourage the use of alternative energy sources through a combination of direct subsidies and tariff incentives such as net metering for users that use alternative energy sources such as solar power. California also encourages alternative energy technology through its Self-Generation Incentive Program, or SGIP, which offers rebates for businesses and consumers who adopt certain new technologies. Other states have similar incentives and mandates which encourage the adoption of alternative energy sources. Notwithstanding the adoption of other incentive programs, we expect that California will be the most significant market for the sale of our products in the near term. Should California or another state in which we derive a substantial portion of our product revenues in the future change its utility rate structure or eliminate or significantly reduce its incentive programs, demand for our products could be substantially affected, which would adversely affect our business prospects, financial condition and operating results.

As an Emerging Growth Company under the Jobs Act, we are permitted to rely on exemptions from certain disclosures requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

▪	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our officers and directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as officers and director of publicly-traded companies. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers’ and director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities and this Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “SNLP” on the OTCPink operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

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Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

▪	technological innovations or new products and services by us or our competitors;

▪	government regulation of our products and services;

▪	the establishment of partnerships with other technology companies;

▪	intellectual property disputes;

▪	additions or departures of key personnel;

▪	sales of our common stock;

▪	our ability to integrate operations, technology, products and services;

▪	our ability to execute our business plan;

▪	operating results below expectations;

▪	loss of any strategic relationship;

▪	industry developments;

▪	economic and other external factors; and

▪	period-to-period fluctuations in our financial results.

You should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to market our products and to cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our common stock as a dividend. Therefore, you should not expect to receive cash dividends on our common stock.

If securities or industry analysts do not publish or do not continue to publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

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The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us now or in the future issue an adverse opinion regarding our stock, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Syntrol Corp. and held in our corporate bank account if the subscription agreements are in good order and we accept the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Placement Agent, has determined the offering price in its sole discretion. The fixed offering price for our shares has not been based on appraisals of any assets we own or may own, or of our company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our shares may not be supported by the current value of our company or our assets at any particular time.

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The entire amount of your purchase price for your shares will not be available for investment in our company.

A portion of the offering proceeds will be used to pay selling commissions of up to ten percent (10%) of the offering proceeds to our Placement Agent, which it may re-allow and pay to participating broker-dealers, who sell shares. Thus, a portion of the gross amount of the offering proceeds will not be available for investment in our company.

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Statement does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the shares or find an exemption under the securities laws of each state in which we offer the shares, each investor may have the right to rescind his, her or its purchase of the shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution. This dilution is due to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We currently intend to use the net proceeds we receive from this offering primarily for paying working capital, inventory and general corporate purposes. We may also use a portion of the net proceeds for the acquisition of, or investment in, products, technologies, or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

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DESCRIPTION OF BUSINESS

Overview

On September 20, 2017, Syntrol Corp., a Florida corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Syntrol Plumbing, Heating and Air, Inc., a privately held corporation incorporated under the laws of California (“Syntrol”), and the members of Syntrol. As a result of the transaction (the “Exchange”), Syntrol became a wholly-owned subsidiary of the Company. In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol. Further, pursuant to the Reorganization Agreement, Theodore Fotsis will be required to cancel $102,437 of debt with the company and cancel 1,000,000 shares he currently owns in ex-change for 1,600,000 newly issued SNLP shares to Mr. Fotsis. Each of the Company, Syntrol and the shareholders of Syntrol provided customary representations and warranties, pre-closing covenants and closing conditions in the Reorganization Agreement.

Upon the closing of the above transactions, Theodore Fotsis resigned as an officer and director of the Company and Russ Guzior also resigned as an officer and director of the Company. Paul Bianchi was appointed as President, Chief Executive Officer and Director and Todd Fulton was appointed Director.

The Company intends to carry on the business of Syntrol, as its primary line of business. Following the transactions described above, the Company’s corporate offices have been moved and the Company’s phone number has changed. The Company’s new office address and phone is:

Syntrol Plumbing, Heating and Air, Inc.

2120 March Rd, Roseville, CA 95747

(916) 367-4832

Business Plan

Corporate Information

SYNTROL Plumbing, Heating and Air, Inc. (SYNTROL) was incorporated in California in 2010. Business Operations are focused on delivering Energy Efficiency Products and Services to a cross section of Residential Homeowners, as a licensed Contracting Firm. Within the Residential Homeowner market vertical, the company offers an array of Energy Savings and Efficiency Solutions including:

▪	Solar Energy Generation
▪	Heat, Ventilation, Air Conditioning (HVAC)
▪	Home Insulation
▪	Windows
▪	Roofs

SYNTROL has devised a unique business model. Since inception, the core objective has always been to provide Homeowners with a single source provider solution. Over the past five years, as greater demand for energy savings emerged, SYNTROL set itself on a course to provide each Homeowner with:

▪	Quality Product – Energy Efficiency Performance
▪	Unsurpassed Installation and Service in the Field
▪	Measurable Value – Products balanced with Price

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Our Industry

As consumer awareness of Home Energy Efficiency solutions has dramatically increased over the past ten years, the Company is positioned to capitalize on this consumer demand and expand its market. Selectively, utility energy costs continue to climb in core GEO market’s such as California. The Company intends to grow both organically and through acquisition within the California market and in other GEO markets with cost escalating utility service providers. The underlying strength of grow in the Energy Efficiency Market is driven by continued political, legislative initiatives that support energy efficiency coupled with ongoing media focus and attention to becoming more compatible and integrated with the global environment.

Sales

The gateway to successful consumer engagement for the company resides in its unique outreach program to homeowners that provides a “No Cost” Home Energy Efficiency Assessment. These assessments provide the homeowner with a snapshot of options available to them to improve their Energy Efficiency and reduce utility costs.

The Company “To Market” strategy embraces two distinct operating models. The Company continues to evolve and internal marketing and sales structure that encompasses front edge telemarketing and business development tactics to interconnect with homeowners. The sales teams are all highly training on all of the Energy Efficiency options and work directly with homeowners to explore Energy Efficiency options specific to their property.

Separately, the company utilizes a network of independent Energy Efficiency firms that focus entirely on the sales process. These dealers must align themselves with competent, price competitive contractor installers that can provide the actual fulfillment of the products sold.

Energy Efficiency Products

The Company delivers to Homeowners, State of the Art, Energy Efficiency products that reduce energy consumption and add value to the home. Energy Efficiency solutions are vast, varied and come as different type of product solution. The Company has become expert at providing any and all of these solutions that include:

▪	Solar Power Production Systems
▪	Roof and or Ground Mounted
▪	Battery Storage Systems for excess power generated
▪	Heating, Ventilation and Air Conditioning (HVAC) Systems
▪	Replacement High Efficiency HVAC Products
▪	Upgraded ducting and Insulation
▪	Roof Systems
▪	Composition and Tile Replacement Roofing
▪	Window Systems
▪	Replacement Energy Efficient customized Windows and Sliders

The overarching Company value to Homeowners resides in their ability to provide the entire array of solutions under a single contract and financing platform.

Competition

Operating within its core GEO markets, the company has no competitors that provide the full array of Energy Efficiency solutions as the Company does. Selectively, in each of the product groups, the company competes with companies offering solutions specific to a product type offering. Because of the complexity of business operations associated with multiple product offerings and delivery, the Company does not see competitors quickly being able to scale and engage the markets with the multiple product and service array offering.

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Intellectual Property

We do not own any intellectual property aside from our trade name.

Regulations and Compliance

In all GEO markets, the Company is required to maintain a State Contractors License specific to the Product Array being offered. As well, the Company is required to a maintain Home Improvement Salesperson (HIS) and insure that all in house sales persons are current and licensed.

Employees

Currently the Company has 111 Full Time and 12 Part Time Employees.

USE OF PROCEEDS

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company at $1.00 per share. The $1.00 per share price is an arbitrary price per share within the range of $0.50 and $1.50 per share. The offering price will be fixed at a price within the aforementioned range after qualification. There is no assurance that we will raise the full amount of the offering.

If 15,401,820 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing Budget	$80,000
Operating Capital	$14,520,936
Hire Staff	$60,000
Repay Debt	705,884
Offering Expenses	$35,000
TOTAL	$15,401,820

If 4,200,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing Budget	$80,000
Operating Capital	$10,670,481
Hire Staff	$60,000
Repay Debt	705,884
Offering Expenses	$35,000
TOTAL	$11,551,365

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If 2,800,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing Budget	$80,000
Operating Capital	$6,820,026
Hire Staff	$60,000
Repay Debt	705,884
Offering Expenses	$35,000
TOTAL	$7,700,910

If 1,400,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Marketing Budget	$80,000
Operating Capital	$2,969,571
Hire Staff	$60,000
Repay Debt	705,884
Offering Expenses	$35,000
TOTAL	$3,850,455

The above figures represent only estimated costs for the next 12 months.

DILUTION

The price of the current offering is fixed at a price in the range of $0.50 to $1.50 per share. The below analysis assumes a fixed price within that range at $1.00 per share. The $1.00 per share price is an arbitrary price per share within the range of $0.50 and $1.50 per share. The offering price will be fixed at a price within the aforementioned range after qualification.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

The values in the table immediately following are rounded to the nearest hundredths place.

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	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$(0.10)	$(0.10)	$(0.10)
Book Value Per Share After the Offering	$(0.01)	$0.07	$0.20
Net Increase to Original Shareholder	$0.10	$0.18	$0.31
Decrease in Investment to New Shareholders	$1.01	$0.93	$0.80
Dilution to New Shareholders (%)	100.67%	92,54%	79.68%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(0.10)
Net proceeds from this offering	$15,366,820
Denominator:
Shares of common stock outstanding prior to this offering	40,000,001
Shares of common stock to be sold in this offering offered by the Company (100%)	15,401,820

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:	$7,683,410
Net tangible book value before the offering	$(0.10)
Net proceeds from this offering	7,665,910
Denominator:
Shares of common stock outstanding prior to this offering	40,000,001
Shares of common stock to be sold in this offering offered by the Company (50%)	7,700,910

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Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(0.10)
Net proceeds from this offering	3,815,455
Denominator:
Shares of common stock outstanding prior to this offering	40,000,001
Shares of common stock to be sold in this offering (25%)	3,850,455

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,598,180 shares of our common stock held by 4 (four) shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January __, 2018 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Romish Mason Habib	1,799,090	1,799,090	0	0%
Eduardo Cabrera	1,799,090	1,799,090	0	0%
Matthew Meyer	200,000	200,000	0	0%
AEC Yield Capital LLC*	6,000,000	800,000	5,200,000	9%
Total	9,798,180	4,598,180	5,200,000	9%

* Richard Rudy has voting and dispositive authority over AEC Yield Capital LLC. We have a registration rights agreement with AEC Yield Capital LLC. We are required to register 800,000 shares in this offering and an additional amount of 5,200,000 shares by the earlier to occur of (a) 18 month from September 30, 2017, or (b) six months after the occurrence of a public offering of shares.

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PLAN OF DISTRIBUTION

This Offering Statement is part the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

Quotation

Our Common Stock is traded on the OTCMarkets.com Pink Sheet Open Market under the symbol “SNLP.”

Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The initial public offering price range of $0.50 to $1.50 was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value. The principal factors considered in determining the initial public offering price include:

▪	the information set forth in this Offering Statement and otherwise available;
▪	our history and prospects and the history of and prospects for the industry in which we compete;
▪	our past and present financial performance;
▪	our prospects for future earnings and the present state of our development;
▪	the general condition of the securities markets at the time of this offering;
▪	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
▪	other factors deemed relevant by us.

Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

▪	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;
▪	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);
▪	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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▪

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the

Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

▪	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;
▪	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
▪	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or
▪	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Procedures for Subscribing

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, no par value per share (“Common Stock”), 20,000,000 shares of preferred stock, no par value per share (the “Preferred Stock”) and 10,000,000 shares of Series A Preferred Stock, no par value per share. As of the date of this filing we have 40,000,001 shares of Common Stock issued and outstanding, no shares of Preferred Stock issued and outstanding and 3 shares of Series A Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

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(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(8)	Any other relative rights, preferences and limitations of that series.

Series A Preferred Stock

We have 10,000,000 shares of our Preferred Stock designated as Series A Preferred Stock. The Series A Preferred Stock shares in any dividends and distributions as if it had been converted to common stock. Each share of Series A Preferred Stock carries 15 votes and votes with the common stock as a single class. The Series A Preferred Stock converts into common stock on the basis of 1 for 1. We have 3 outstanding shares of Series A Preferred Stock.

Registration Rights

We have a registration rights agreement with AEC Yield Capital LLC. We are required to register 800,000 shares in this offering and an additional amount of 5,200,000 shares by the earlier to occur of (a) 18 month from September 30, 2017, or (b) six months after the occurrence of a public offering of shares.

Market Information

Our common stock is quoted under the symbol “SNLP” on the OTCPink operated by OTC Markets Group, Inc.

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There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of December 1, 2017, we had 486 holders of record of our common stock, with others in street name.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. Florida law, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;

2.	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

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We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by The Doney Law Firm at 4955 S. Durango Rd. Ste. 165, Las Vegas, NV 89113.

The consolidated financial statements of the Company appearing elsewhere in this Offering Statement have been prepared by management and have not been reviewed by an independent accountant.

DESCRIPTION OF FACILITIES

Our office space is located at 2120 March Rd Roseville, CA 95747. The Company is currently operating under a Month to Month Agreement.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Paul Bianchi	52	Chief Executive Officer Director
Terry MacAdam	66	President, Chief Operating Officer and Director
David Peters	64	Chief Financial Officer
Todd Fulton	54	Director

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Paul Bianchi- (Appointed September 20, 2017) Chief Executive Officer and Director

CEO, Paul Bianchi, III: Began extraordinary 25-year construction career in the Sacramento region. Has founded and grown two remarkably successful enterprises, Bianchi Plumbing and Syntrol, from the ground-up. In 1997, formed first company, Bianchi Plumbing, with only eight employees. Over the next ten years, acting simultaneously in the capacities of CEO, COO and VP of Sales, through a uniquely powerful combination of leadership, industry relationships, vision and drive, built the profitable plumbing company to employ over 300 individuals across three states and served as the premier contractor for new home builders, such as Meritage, Lennar, Pulte, Richmond American and KV Homes. In 2010, with a vision of offering a portfolio of energy efficient products and services throughout California, founded Syntrol, which is currently exceeding $30M in annual net sales and experiencing impressive year-on-year growth.

Aside from that provided above, Mr. Bianchi does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Mr. Bianchi has the experience, qualifications, attributes and skills necessary to serve on the Board because of his many years of experience in our business industry.

Terry MacAdam- (Appointed September 20, 2017) President, Chief Operating Officer and Director

Terry MacAdam: Has a 25 years track record of success in Corporate Business Units Management in an array of advanced technology businesses. As C.O.O. of a publicly traded global construction firm deploying robotic technology and specialized engineering operators, he successfully oversaw construction business operations and projects throughout the U.S., Europe and Asia.

Aside from that provided above, Mr. MacAdam does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Board believes that Mr. MacAdam has the experience, qualifications, attributes and skills necessary to serve on the Board because of her many years of business administration experience.

David Peters - (Appointed September 20, 2017) Chief Financial Officer

David B. Peters has over twenty years of banking experience, including eighteen years of middle-market commercial banking. For fifteen years he has practiced serving all financial positions ranging from credit analyst to senior middle-market commercial loan officer. Within that time he has been a CFO, CEO and a successful investment banker. Dave has a vast knowledge of finance, banking and the capital asset marketplace. He has corporate knowledge and understanding of administration, human resources and management environments.

Todd Fulton - (Appointed September 20, 2017) Director

Todd Fulton began his career in 1986, a union-trained new construction plumber, opened his own business, Fulton Plumbing, in Jackson, CA in 1990. Holds C-36 plumbing, C-20 HVAC, C-46 solar, and B- General Contractor’s licenses. Todd has extensive experience with employee training and growth with emphasis on energy efficiency and new technologies. Guest star on “Ask the Experts” radio show. Supervising plumber on DIY network’s Bath-Crashers episode featuring Syntrol Writer for Landlord Property Management Magazine of Northern California (Water conservation columnist).

 Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with OTC Markets Group, LLC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

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Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our board of directors believes that it is not necessary to have such committees, at this time, because the directors can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

Our board of directors does not believe that it is necessary to have an audit committee because management believes that the board of directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our board of directors, and do not anticipate having independent Directors until such time as we are required to do so.

Related party transactions

On September 20, 2017, the Company entered into the Reorganization Agreement with Syntrol and the members of Syntrol. As a result of the Exchange, Syntrol became a wholly-owned subsidiary of the Company. In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol. Further, pursuant to the Reorganization Agreement, Theodore Fotsis, the debt holder, cancelled $102,437 of debt with the company and cancelled 1,000,000 shares he currently owns in exchange for 1,600,000 newly issued SNLP shares to Mr. Fotsis. Each of the Company, Syntrol and the shareholders of Syntrol provided customary representations and warranties, pre-closing covenants and closing conditions in the Reorganization Agreement.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2016 and 2015.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Joseph Bianchi III CEO	2015 2016	70,297 96,135	—	—	—	—	—	—	70,297 96,135
David Peters CFO	2015 2016	—	—	—	—	—	—	60,000 60,000	60,000 60,000
Terry MacAdam COO	2015 2016	—	—	—	—	—	—	28,660 37,229	28,660 37,229

38

Narrative Disclosure to the Summary Compensation Table

There are no formal agreements to compensate any officers for their services. Our officers and directors are compensated by a determination of the board of directors and are reimbursed for expenses incurred on our behalf.

We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our officers or employees.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Paul Joseph Bianchi III CEO	—	—	—	—	—	—	—	—	—
David Peters CFO	—	—	—	—	—	—	—	—	—
Terry MacAdam COO	—	—	—	—	—	—	—	—	—

39

Director Compensation

The table below summarizes all compensation of our directors as of September 30, 2016.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Todd Fulton	—	—	—	—	—	55,886	55,886

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 1, 2017 the number and percentage of the 40,000,001 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o Syntrol Corp., 2120 March Rd, Roseville, CA 95747.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned
Executive Officers and Directors
Paul Joseph Bianchi III 2120 March Road Roseville, CA 95747	15,500,000	38%
Terry MacAdam 2120 March Road Roseville, CA 95747	4,000,000	10%
David Peters 2120 March Road Roseville, CA 95747	0	0%
Todd Fulton 2120 March Road Roseville, CA 95747	3,400,000	9%
Executive Officers and Directors as a Group (2 persons)	22,900,000	57%
5% Shareholders
AEC Yield Capital, LLC	6,000,000	15%
Larry Ellis	5,100,000	13%

40

FINANCIAL STATEMENTS AND EXHIBITS.

Syntrol Corp.

F-1

Index

SYNTROL CORP.
BALANCE SHEET

(Unaudited)

	30-Sep-17	31-Dec-16
ASSETS
Current assets
Cash and cash equivalents	$384,159	$103,065
Accounts Receivables	2,570,690	3,220,404
Inventories	321,000	321,000
Employee Advances	(5,791)	5,545
Prepaid and Other	175,653	37,803
Other current assets
Total current assets	$3,445,711	$3,687,817

Fixed assets, net	1,521,310	1,430,226
Notes Receivable	121,624	0
Other Non-Current Assets	959,740	237,537
Total assets	6,048,385	5,355,580

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	3,011,472	2,483,717
Accrued Expenses	996,585	1,010,893
Bank Line of Credit	0	2,527,632
Deferred Revenues	865,204	1,226,699

Total current liabilities	4,873,261	7,248,941

Loans and Lease payable	5,284,019	1,000,333

Total liabilities	10,157,279	8,249,275

Stockholders' deficit
Preferred Stock 10,000,000 shares authorized issued and outstanding 3 shares Series A
Common stock; no par value, 500,000,000 shares authorized; 400,000,001 and 1,526,719 shares issued and outstanding as of September 30, 2017 and December 31, 2016.	0	0
Additional paid-in capital	0	0
Retained Earnings	(3,393,695)	653,315
Net Income (Loss)	(1,215,200)	(4,047,010)
Total Stockholders' Equity	(4,108,894)	(2,893,695)

Total liabilities and stockholders' deficit	6,048,385	$5,355,580

See accompanying notes to financial statements.

F-2

Index

SYNTROL CORP.
STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended		Nine Months Ended
	30-Sep-17	30-Sep-16	30-Sep-17	30-Sep-16

Sales	$7,153,602	$9,296,785	$21,243,798	$21,929,632
Cost of Sales	6,197,782	8,481,607	17,619,506	18,889,885
Gross profit	955,820	815,178	3,624,292	3,039,747
Operating expenses
General and administrative expenses	273,470	383,234	985,042	982,187
Salaries and Related Expenses	737,403	1,223,538	2,080,626	2,644,044
Officer Compensation	48,244	119,530	136,434	223,010
Marketing Expenses	68,598	175,121	135,525	392,299
Professional and Legal fees	250,708	212,957	622,138	500,999
Rent Expenses	43,020	121,642	144,454	278,228
Insurance Expenses	61,389	33,521	235,307	192,081
Vehicle Maintenance	25,762	42,454	87,312	110,749
Total operating expenses	$1,508,594	$2,311,996	$4,426,836	$5,323,597
Income From operations	$(552,774)	$(1,496,819)	$(802,544)	$(2,283,850)
Other Expenses
Interest expense	190,556	28,277	377,234	67,970
Depreciation Expenses
Amortization Expenses	6,408	17,861	66,326	59,503
Corporate Taxes	2,344	800	2,344	800
Total other expense	$199,309	$46,938	$445,904	$128,273
Other Income	33,249	0	33,249

Net income (loss)	$(718,834)	$(1,543,756)	$(1,215,200)	$(2,412,123)

Basic weighted average common
shares outstanding	400,000,001	1,526,719	40,000,001	1,526,719
Net loss per common share	$0	$(1.01)	$(0)	$(1.58)

See accompanying notes to financial statements.

F-3

Index

SYNTROL CORP.
STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended	For the year ended
	30-Sep-17	31-Dec-16
Operating activities:
Net income (loss) for the period	$(1,215,200)	$(4,047,010)
Items not involving cash:
Depreciation Expenses		604,233
Amortization Expenses	66,326	15,197
Loss on Disposal of Fixed Asset		19,583
	$(1,148,873)	$(3,407,996)
Changes in non-cash working capital:
Change in AR	649,714	2,614,174
Change in Inventory		(306,000)
Change in AP	527,755	(540,870)
Change in Employee Advances	11,336	84,825
Change in Prepaid	(137,850)	10,933
Change in Accrued Expenses	(14,308)	902,541
Bank Line of Credit	(2,527,632)	1,411,598
Deferred Revenues	(361,495)	1,226,699
Net cash provided by (used in)	$(1,852,481)	$5,403,899
Investing activities:
Fixed assets	(91,085)	(1,944,475)
Notes Receivable	(187,950)	351,451
Other Non-Current Assets	(722,203)	98,765
Net cash used in investing activities	$(1,001,237)	$(1,494,260)
Financing activities:
Loans Payable	4,283,685	(441,857)
Net cash provided by financing activities	$4,283,685	$(441,857)
Net increase (decrease) in cash	$281,094	$59,786
Cash, beginning of period	$103,065	$43,280
Cash, end of period	$384,159	$103,066

See accompanying notes to financial statements.

F-4

Index

SYNTROL CORP

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD ENDED SEPTEMBER 30, 2017

(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital		Accumulated Income	Stockholders’ Equity
Balance, December 31, 2016	1,526,719	500,000	$		$(3,393,695)	$(2,893,695)
Cancellation of shares issued	(1,526,719)	(500,000)
Issuance for merger	38,400,001
Conversion of Debt	1,600,000			102,437		102,437
Cancellation of Paid Capital				(102,437)		(102,437)
Net loss for the nine months ended September 30,2017					(1,215,200)	(1,215,200)

Balance, September 30, 2017	40,000,001		$		$(4,608,894)	$(4,108,894)

See accompanying notes to financial statements

F-5

Index

SYNTROL CORP

NOTES TO FINANCIAL STAMTENTS

SEPTEMBER 30, 2017

UNAUDITED

NOTE 1 – NATURE OF BUSINESS

SYNTROL Plumbing, Heating and Air, Inc. (SYNTROL) now a wholly owned subsidiary of Berth Holdings Corporation, was incorporated in California in 2010. Business Operations are focused on delivering Energy Efficiency Products and Services to a cross section of Residential Homeowners, as a licensed Contracting Firm. Within the Residential Homeowner market vertical, the company offers an array of Energy Savings and Efficiency Solutions including:

▪	Solar Energy Generation
▪	Heat, Ventilation, Air Conditioning (HVAC)
▪	Home Insulation
▪	Windows
▪	Roofs

On September 20, 2017, Berith Holdings Corporation, a Florida corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Syntrol Plumbing, Heating and Air, Inc., a privately held corporation incorporated under the laws of California (“Syntrol”), and the members of Syntrol. As a result of the transaction (the “Exchange”), Syntrol became a wholly-owned subsidiary of the Company. In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol. Further, pursuant to the Reorganization Agreement, Theodore Fotsis will be required to cancel $102,437 of debt with the company and cancel 1,000,000 shares he currently owns in exchange for 1,600,000 newly issued BERJ shares to Mr. Fotsis. Each of the Company, Syntrol and the shareholders of Syntrol provided customary representations and warranties, pre-closing covenants and closing conditions in the Reorganization Agreement.

Upon the closing of the above transactions, Theodore Fotsis resigned as an officer and director of the Company and Russ Guzior also resigned as an officer and director of the Company. Paul Bianchi was appointed as President, Chief Executive Officer and Director and Todd Fulton was appointed Director.

Shares:	Held By:
37,798,180	Syntrol Shareholders
2,001,821	Existing Company Shareholders

Prior to the above transactions, there were no material relationships between the Company and Syntrol, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed herein.

The shares issued were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

As a result of these transactions, there has been a change in control of the Company.

The Company intends to carry on the business of Syntrol, as its primary line of business.

F-6

Index

On September 21,2017, any stock owned in any other subsidiaries of Berith were assigned along with any other form of ownership to Syntrol along with any liabilities. On the same date, the stock was cancelled by Berith and no assets or liabilities exist in any Berth Subsidiaries. As such the financials displays only include activities of Syntrol.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to the estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Cash Equivalents

For purposes of the accompanying financial statements, the Company considers all highly liquid instruments with an initial maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The fair value of cash, accounts receivable, prepaid expenses, accounts payable, accounts payable – related party, accrued expenses and deferred revenue approximates the carrying amount of these financial instruments due to their short-term nature.

Accounts Receivable

Accounts receivable are reported at realizable value. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates.

Inventory

Inventory is recorded at cost and is managed on a first in first out method.

Property and Equipment

Capital assets are being depreciated over their estimated useful lives of three to seven years using the straight-line method of depreciation for book purposes.

Revenue Recognition

F-7

Index

Revenue is recognized when it is earned. Revenues are primarily generated from our inside sales team and dealer network. Most of the clients are consumer based and financed by large well-known finance companies.

The Company recognizes product revenue, net of sales discounts, returns and allowances, in accordance Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB No. 104”) and ASC 605. These statements establish that revenue can be recognized when persuasive evidence of an arrangement exists, delivery has occurred and all significant contractual obligations have been satisfied, the fee is determinable, and collection is considered probable.

We recognize and record income when the customer has a legal obligation to pay. All of our revenue streams are acknowledged by written contracts for any of the revenue we record. There are no differences between major classes of customers or customized orders. We record discounts, product returns, rebates and other related accounting issues in the normal business manner and experience very small number of adjustments to our written contractual sales. There are no post-delivery obligations because warranties are maintained by our suppliers.

Income Taxes

Income taxes are computed under the sub s method of taxation. For the year ending 09/30/2017 taxes for the companies’ income or loss are passed onto the individual shareholders.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the carrying value of assets, depreciable and amortizable lives of tangible and intangible assets, the carrying value of liabilities, the amount of revenue to be billed, and the timing of revenue recognition and related revenue share expenses. Actual results could differ from these estimates.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The majority of the Company accounts receivable are centered between 5 finance companies. Risk is mitigated as amounts are evenly distributed to several individual consumers or commercial accounts that lowers any concentration risk.

Recently Issued Accounting Guidance

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred accumulated net losses from inception through the period ended September 30, 2017 of $4,108,894. In addition, the Company's development activities since inception have been financially sustained through capital contributions from shareholders.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

F-8

Index

NOTE 4– PROPERTY AND EQUIPMENT

The Company owned equipment recorded at cost which consisted of the following as of September 30,2017 before depreciation of $2,728,645

Fixed Assets
Trucks & automobile assets	1,202,783
Computers & Office Equipment	197,878
Software & Licenses	733,660
Machinery & Equipment	2,259
Office Furniture	11,349
Leaseholder Improvements	16,280
Software Development	130,000
· Customer Lists	343,352
Less· Accumulated Depreciation/Amortization	(1,207,335)

Total Net Fixed Assets	1,521,310

NOTE 5 – OTHER ASSETS

The Company has the following Other Assets of $871,085 as of September 30,2017.

Deposits and Prepayments	23,516
Long Term Accounts	847,568

NOTE 6 – UNEARNED REVENUE

For the year ended December 31 ,2016 the Company deducted as a onetime event from current revenue of $1,226,699.

As of September, 30 2017, the balance has been reduced to $865,204 as jobs were earned and collected.

NOTE 7 – VEHICLE LEASES

For the year ending September 30, 2017 Vehicle Leases were capitalized under the rules of FASB 19 and were previously expensed. Leases are amortized over 36 months at various interest rates, and as of September 30,2017 the amount owing to finance companies was $604,643.

NOTE 8 – ACCRUED EXPENSES

Included in the accrued expenses are customers advances payments of $893,109 and $351,395 for December 31, 2016 and 2015 respectively. This represents customers who have entered finance contracts but have cancelled. Subsequently certain amounts were paid to the Company by three finance companies.

NOTE 9 – LOAN AND LEASE PAYBALES

Balances as of September 30, 2017 are as follows:

Vehicle lease payables	604,543
AEC Capital LLC	3,973,591
AEC NON CAP	705,9884
Total	5,284,019

F-9

Index

During the past quarter, the Company entered into long term financing agreement with a factoring company. The agreement includes a $4mm finance line to factor current accounts and a $1mm term loan facility. As of September 30,2017, the amount owing under the finance line was $3,973,590 and the term loan had a balance of $ 705,884. Initial proceeds were used pay off previous bank credit facilities.

NOTE 10 – OTHER INCOME

For the year ending 2015 and 2016, the Company received a total $2,228,567 in funds from a customer under a partnership agreement. The balance as of September 30,2017 is $2,188,068.

See also Note 13 legal action.

NOTE 11– MAJOR CUSTOMERS

The Company had 5 major customers that are in the business of financing individual consumer contracts. These clients accounted for 90 percent of the revenues for the year ending September 30, 2017.

 NOTE 12 – INCOME TAXES

As of December 31 2016, the Company operated under a Sub Chapter S status. For the upcoming tax year ending December 31, 2017 the Company, under advice by the Companies Tax CPA could change its reporting status.

NOTE 13 – COMMITMENTS AND CONTINGENT LIABILITIES

  Legal Action –
    The Company is currently undergoing discussions and discovery associated with a claim for payment by SUNNOVA. SYNTROL contends that they were severely financially damaged, together with other contracts when the SUNNOVA Work Portal collapsed. This collapse stopped all construction for the company, impacted bank funding and crippled ongoing sales through SUNNOVA. Currently, the company are in arbitration for settlement for cross claims of damages.
    The Company is currently under review by the CSLB, California State License Board for sales related violations. While the Company is reasonably confident that any adverse judgement against the company would result in probation, there is a potential that the Company Contractor License could be suspended If this were to happen, the Company would replace the brand with an affiliate, which is in good standing with the CSLB

Contingent Warranties –

    The Company provides Product and Workmanship warranties on an ongoing basis relating to both the Solar and HVAC Business Units. Presently, the Company does not create reserves for warranty claims, so the Company does have unreserved liability as these claims occur.

F-10

Index

SYNTROL CORP.
BALANCE SHEET

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$103,065	$43,280
Accounts Receivables	3,220,404	5,834,578
Inventories	321,000	15,000
Employee Advances	5,545	90,370
Prepaid and Other	37,803	48,736
Total current assets	$3,687,817	$6,031,963
Fixed assets, net	1,430,226	109,567
Notes Receivable	—	351,451
Other Non-Current Assets	237,537	336,302
Total assets	5,355,580	6,829,282

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$2,483,717	$3,024,587
Accrued Expenses	1,010,893	108,352
Bank Line of Credit	2,527,632	1,116,034
Deferred Revenues	1,226,699	—
Total current liabilities	7,248,941	4,248,974
Loans and Lease payable	1,000,333	1,426,993
Total liabilities	$8,249,275	$5,675,968
Stockholders' deficit
Common stock; 0 par value; shares authorized;
1,526,719 shares issued and outstanding as of December 31, 2016 and 2015.	500,000	500,000
Additional paid-in capital
Retained Earnings	653,315	157,785
Net Income (Loss)	(4,047,010)	495,529
Total Stockholders' Equity	(2,893,695)	1,153,315

Total liabilities and stockholders' deficit	$5,355,580	$6,829,282

See accompanying notes to financial statements

F-11

Index

SYNTROL CORP.
STATEMENT OF OPERATIONS

(Unaudited)

	Twelve Months Ended
	31-Dec-16	31-Dec-15
Sales	$29,921,405	$31,025,296
Cost of Sales	26,420,695	24,308,699
Gross profit	$3,500,710	$6,716,596
Operating expenses
General and administrative expenses	$1,566,206	$1,013,961
Salaries and Related Expenses	4,037,648	2,191,093
Marketing Expenses	421,387	796,052
Officer Compensation	170,005	118,355
Professional and Legal fees	693,576	600,815
Rent Expenses	363,199	244,127
Insurance Expenses	255,440	328,700
Vehicle Maintenance	133,974	93,742
Bad Debts	1,173,885	41,809
Total operating expenses	$8,815,319	$5,428,654

Income From operations	$(5,314,609)	$1,287,942

Other Expenses
Interest expense	$106,798	$62,660
Depreciation Expenses	604,233	168,896
Amortization Expenses	15,197	560,568
Loss on Disposal of Vehicle	19,583
Loss on Investments	167,600
Corporate Taxes	7,058	290
Total other expense	$920,469	$792,413
Other Income	2,188,069
Net income (loss)	$(4,047,010)	$495,529
Basic weighted average common
shares outstanding	40,000,001	1,526,719
Net loss per common share: basic and diluted	$(0)	$0

See accompanying notes to financial statements

F-12

Index

SYNTROL CORP
SATEMENT OF CASH FLOW
(Unaudited)

For the year ended
December 31, 2016
Operating activities:
Net income (loss) for the period	$(4,047,010)
Items not involving cash:
Depreciation Expenses	604,233
Amortization Expenses	15,197
Loss on Disposal of Fixed Asset	19,583
$(3,407,996)
Changes in non-cash working capital:
Change in AR	$2,614,174
Change in Inventory	(306,000)
Change in AP	(540,870)
Change in Employee Advances	84,825
Change in Prepaid	10,933
Change in Accrued Expenses	902,541
Bank Line of Credit	1,411,598
Deferred Revenues	1,226,699
Net cash provided by (used in) operating activities	$5,403,899

Investing activities:
Fixed assets	$(1,944,475)
Notes Receivable	351,451
Other Non-Current Assets	98,765
Net cash used in investing activities	$(1,494,260)
Financing activities:
Proceeds from issuance of Common stock
Loans Payable	(441,857)
Net cash provided by financing activities	(441,857)
Net increase (decrease) in cash	59,786
Cash, beginning of period	43,280
Cash, end of period	103,066

See accompanying notes to financial statements

F-13

Index

SYNTROL CORP

STATEMENT OF STOCKHOLDERS’ EQUITY

AS OF DECEMBER 31, 2016 AND 2015
(Unaudited)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Income	Total Stockholders’ Equity
Balance, December 31, 2015	100,000	500,000		653,315	1,153,315

Net Loss				(4,047,010)	(4,046,934)

Balance, December 31, 2016	100,000	500,000	0	(3,393,695)	(2,893,695)

See accompanying notes to financial statements

F-14

Index

SYNTROL CORP

NOTES TO FINANCIAL STAMTENTS

DECEMBER 31, 2016 AND 2015

UNAUDITED

NOTE 1 – NATURE OF BUSINESS

SYNTROL Plumbing, Heating and Air, Inc. (SYNTROL) now a wholly owned subsidiary of Berth Holdings Corporation, was incorporated in California in 2010. Business Operations are focused on delivering Energy Efficiency Products and Services to a cross section of Residential Homeowners, as a licensed Contracting Firm. Within the Residential Homeowner market vertical, the company offers an array of Energy Savings and Efficiency Solutions including:

▪	Solar Energy Generation
▪	Heat, Ventilation, Air Conditioning (HVAC)
▪	Home Insulation
▪	Windows
▪	Roofs

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted a December 31 fiscal year-end.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to the estimated useful lives of equipment for purposes of depreciation and the valuation of common shares issued for services, equipment and the liquidation of liabilities.

Cash and Cash Equivalents

For purposes of the accompanying financial statements, the Company considers all highly liquid instruments with an initial maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The fair value of cash, accounts receivable, prepaid expenses, accounts payable, accounts payable – related party, accrued expenses and deferred revenue approximates the carrying amount of these financial instruments due to their short-term nature.

Accounts Receivable

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Accounts receivable are reported at realizable value. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues, which may impact the collectability of these receivables or reserve estimates.

Inventory

Inventory is recorded at cost and is managed on a first in first out method.

Property and Equipment

Capital assets are being depreciated over their estimated useful lives of three to seven years using the straight-line method of depreciation for book purposes.

Revenue Recognition

Revenue is recognized when it is earned. Revenues are primarily generated from our inside sales team and dealer network. Most of the clients are consumer based and financed by large well-known finance companies.

The Company recognizes product revenue, net of sales discounts, returns and allowances, in accordance Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB No. 104”) and ASC 605. These statements establish that revenue can be recognized when persuasive evidence of an arrangement exists, delivery has occurred and all significant contractual obligations have been satisfied, the fee is determinable, and collection is considered probable.

We recognize and record income when the customer has a legal obligation to pay. All of our revenue streams are acknowledged by written contracts for any of the revenue we record. There are no differences between major classes of customers or customized orders. We record discounts, product returns, rebates and other related accounting issues in the normal business manner and experience very small number of adjustments to our written contractual sales. There are no post-delivery obligations because warranties are maintained by our suppliers.

Income Taxes

Income taxes are computed under the sub s method of taxation. For the year ending 09/30/2017 taxes for the companies’ income or loss are passed onto the individual shareholders.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates and assumptions have been made in determining the carrying value of assets, depreciable and amortizable lives of tangible and intangible assets, the carrying value of liabilities, the amount of revenue to be billed, and the timing of revenue recognition and related revenue share expenses. Actual results could differ from these estimates.

Concentration of Credit Risks

The Company maintains its cash and cash equivalents in bank deposit accounts, which, at times, may exceed federally insured limits. The majority of the Company accounts receivable are centered between 5 finance companies. Risk is mitigated as amounts are evenly distributed to several individual consumers or commercial accounts that lowers any concentration risk.

Recently Issued Accounting Guidance

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The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company incurred accumulated net losses from inception through the period ended as of December 31, 2016 $2,893,695. In addition, the Company's development activities since inception have been financially sustained through capital contributions from shareholders.

The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of common stock or through debt financing and, ultimately, the achievement of significant operating revenues. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.NOTE 4– PROPERTY AND EQUIPMENT

The Company owned equipment recorded at cost which consisted of the following:

Fixed Assets
	12/31/2016	12/31/2015
Trucks & automobile assets	$1,202,783	$327,738
Computers & Office Equipment	197,878	167,030
Software & Licenses	733,660	319,862
Machinery & Equipment	2,259	1,650
Office Furniture	11,349	6,861
Leaseholder Improvements	16,280	16,280
Software Development	130,000	130,000
· Customer Lists	343,352
Less· Accumulated Depreciation/Amortization	(1,207,335)	(859,854)

Total Net Fixed Assets	$1,521,310	$109,567

NOTE 5 – OTHER ASSETS

The Company has the following Other Assets of $871,085 as of September 30,2017.

Deposits and Prepayments	23,516
Long Term Accounts	847,568

NOTE 6 – UNEARNED REVENUE

For the year ended December 31 ,2016 the Company deducted as a onetime event from current revenue of $1,226,699.

NOTE 7 – VEHICLE LEASES

For the year ending December 31, 2016 and 2015, the amount owing to finance companies was $604,643 and 0 respectively. Vehicle Leases were capitalized under the rules of FASB 19 and were previously expensed. Leases are amortized over 36 months at various interest rates.

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NOTE 8 – ACCRUED EXPENSES

Included in the accrued expenses are customers advances payments of $893,109 and $351,395 for December 31, 2016 and 2015 respectively. This represents customers who have entered finance contracts but have cancelled. Subsequently certain amounts were paid to the Company by three finance companies.

NOTE 9 – LOAN AND LEASE PAYBALES

Balances as of September 30, 2017 are as follows:

Vehicle lease payables	604,543
Loans	355,292
Others	40,498
Total	1,000,333

NOTE 10 – MAJOR CUSTOMERS

The Company had 5 major customers that are in the business of financing individual consumer contracts. These clients accounted for 90 percent of the revenues for the year ending September 30, 2017.

 NOTE 11 – INCOME TAXES

As of December 31 2016, the Company operated under a Sub Chapter S status. For the upcoming tax year ending December 31, 2017 the Company, under advice by the Companies Tax CPA could change its reporting status.

NOTE 12– COMMITMENTS AND CONTINGENT LIABILITIES

  Legal Action –
    The Company is currently undergoing discussions and discovery associated with a claim for payment by SUNNOVA. SYNTROL contends that they were severely financially damaged, together with other contracts when the SUNNOVA Work Portal collapsed. This collapse stopped all construction for the company, impacted bank funding and crippled ongoing sales through SUNNOVA. Currently, the company are in arbitration for settlement for cross claims of damages.
    The Company is currently under review by the CSLB, California State License Board for sales related violations. While the Company is reasonably confident that any adverse judgement against the company would result in probation, there is a potential that the Company Contractor License could be suspended If this were to happen, the Company would replace the brand with an affiliate, which is in good standing with the CSLB

Contingent Warranties –

    The Company provides Product and Workmanship warranties on an ongoing basis relating to both the Solar and HVAC Business Units. Presently, the Company does not create reserves for warranty claims, so the Company does have unreserved liability as these claims occur.

NOTE 13 – SUBSEQUENT EVENTS

On September 20, 2017, Berith Holdings Corporation, a Florida corporation (the “Company”), entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Syntrol Plumbing, Heating and Air, Inc., a privately held corporation incorporated under the laws of California (“Syntrol”), and the members of Syntrol. As a result of the transaction (the “Exchange”), Syntrol became a wholly-owned subsidiary of the Company. In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol. Further, pursuant to the Reorganization Agreement, Theodore Fotsis will be required to cancel $102,437 of debt with the company and cancel 1,000,000 shares he currently owns in exchange for 1,600,000 newly issued BERJ shares to Mr. Fotsis. Each of the Company, Syntrol and the shareholders of Syntrol provided customary representations and warranties, pre-closing covenants and closing conditions in the Reorganization Agreement.

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Upon the closing of the above transactions, Theodore Fotsis resigned as an officer and director of the Company and Russ Guzior also resigned as an officer and director of the Company. Paul Bianchi was appointed as President, Chief Executive Officer and Director and Todd Fulton was appointed Director.

Prior to the above transactions, there were no material relationships between the Company and Syntrol, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed herein.

The shares issued were not registered under the Securities Act, but were issued in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

As a result of these transactions, there has been a change in control of the Company.

The Company intends to carry on the business of Syntrol, as its primary line of business.

On September 21,2017, any stock owned in any other subsidiaries of Berith were assigned along with any other form of ownership to Syntrol along with any liabilities. On the same date, the stock was cancelled by Berith and no assets or liabilities exist in any Berth Subsidiaries. As such the financials displays only include activities of Syntrol.

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 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Oregon.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

In accordance with the terms of the Reorganization Agreement, at the closing an aggregate of 37,798,180 shares of the Company’s common stock were issued to the holders of Syntrol in exchange for their common stock of Syntrol.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Restated Articles of Incorporation, dated December 20, 2005 (1)
1A-2B	By-laws (1)
1A-4	Sample Subscription Agreement (2)
1A-12	Legal Opinion Letter (2)

(1)	Filed herewith.
(2)	To be filed by amendment.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, CA on January 18, 2018 .

Syntrol Corp.

By: /s/ Paul Biachi
Name: Paul Biachi
Title: Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director Date: January 18, 2018

Syntrol Corp.

By: /s/ Terry MacAdam
Name: Terry MacAdam
Title: Chief Operating Officer and Director Date: January 18, 2018

Syntrol Corp.

By: /s/ David Peters
Name: David Peters
Title: Principal Financial Officer, Principal Accounting Officer Date: January 18, 2018

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